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                          EMPLOYMENT AGREEMENT                   EXHIBIT 10.1

     AGREEMENT made this lst day of March, 1997, by and between MTR Gaming Group, Inc., a Delaware corporation having its principal office at State Route 2 South, Chester, West Virginia 26034, (the "Company"), and Edson R. Arneault, 7400 Biscayne Way Southeast, Grand Rapids, Michigan 49456 ("Executive").

     Whereas, the Executive has been employed by the Company in the capacity of President of the Company's wholly owned subsidiary, ExCal Energy Corporation, and Vice President in Charge of Political Relations for the Company pursuant to an Employment Agreement between the Company and the Executive dated May 10, 1994 (the "May 10 Agreement"); and

     Whereas, the Executive has as of April 26, 1995 assumed the office of President of the Company and its Mountaineer Park, Inc. subsidiary; and

     Whereas, the parties wish to replace the May 10 Agreement by entering into an agreement reflecting the present status of the Executive's employment relationship to the Company;

     Now, Therefore, the parties, in reliance upon the mutual promises and covenants herein contained, do hereby agree as follows:

     1. TERMINATION OF MAY 10 AGREEMENT. Upon execution and delivery of this Agreement, the May 10 Agreement as well as any other prior written or oral agreements with respect to employment shall terminate and be replaced by this Agreement, upon which event neither party to the May 10 Agreement or any other prior written or oral agreements with respect to employment shall have any further rights or obligations thereunder.

     2. TERM. The Company hereby agrees to employ Executive, and Executive agrees to serve the Company, in the capacity of an executive officer of the Company for a three year period commencing on March 1, 1997, (the "Employment Date") and ending on March 1, 2000 (such period, subject to earlier termination as provided herein, being referred to as the "Period of Employment").

     3. DUTIES AND SERVICES. During the Period of Employment, Executive agrees to serve the Company as President, Chief Executive Officer, and Chairman, as well as President, Chief Executive Officer, and Chairman of Mountaineer Park, Inc., and in such other offices and directorships of the Company and of its subsidiaries and related companies (collectively, "Affiliates") to which he may be elected or appointed, and to perform such other reasonable and appropriate duties as may be requested of him by the board of directors of the Company (the "Board of Directors"), in accordance with the terms herein set forth. In performance of his duties, Executive shall be subject to the direction of the Board of Directors. Excluding periods of vacation and sick leave to which Executive is entitled, Executive shall devote his full time, energy and skill during regular business hours to the business and affairs of the Company and its affiliates and to the promotion of their interests.

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     4.   COMPENSATION.

          (a) BASE SALARY. The base salary of the Executive for his services pursuant to the terms of this Agreement shall be $315,000 per year, payable in equal monthly installments, or on such other terms as may mutually be agreed upon by the Company and Executive. Executive's base salary shall be subject to an automatic cost-of-living increase of five percent (5%) on each anniversary of this Agreement, and shall be subject to period increase by the Compensation Committee of the Board of Directors in its discretion.

          (b) BONUS. Executive shall be entitled to such bonuses and other benefits, such as stock or stock option awards, as the Compensation Committee of the Board of Directors may periodically award in its discretion based on the Executive's performance.

          (c) HEALTH INSURANCE. Executive shall be entitled at his election but at the Company's expense, either to participate in and receive benefits under policies of health insurance maintained by the Company for its employees or reimbursement for premiums paid by the Executive for comparable health insurance.

          (d) BENEFIT PLANS AND FRINGE BENEFITS. Executive shall receive such employment fringe benefits and shall be entitled to participate in other employee benefit plans, including without limitation any pension plan, profit-sharing plan, savings plan, deferred compensation plan, stock option plan, life insurance made available by the Company now or in the future to its executives as the Compensation Committee of the Board of Directors may periodically award in its discretion based on the Executive's performance, subject to and on a basis consistent with the terms, conditions and overall administration of such Benefit Plans.

          (e) EXPENSES. All travel and other expenses incident to the rendering of services by Executive hereunder shall be paid by the Company. If any such expenses are paid in the first instance by Executive, the Company shall reimburse him therefor on presentation of the appropriate documentation required by the Internal Revenue Code of 1986, as amended (the "Code"), or Treasury Regulations promulgated thereunder, or otherwise required under the Company's policy with respect to such expenses. The Company recognizes that the Executive and pursuant to prior Agreement has his principal office at 7199 Thornapple River Drive in Ada, Michigan and will frequently be required to travel outside that area.

          (f) VACATION. Executive shall be entitled to four (4) weeks paid vacation to be taken at time or times mutually satisfactory to Executive and the Company. Accrued vacation time not utilized by Executive due to business commitments may be carried over the following year or paid to Executive at the end of the year as additional compensation at Executive's election.

          (g) WORKING FACILITIES. The Company shall provide Executive with an office, secretarial, administrative and other assistance, and such other facilities and services as shall be suitable to his position and

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appropriate for the performance of his duties.  All such Working Facilities shall be provided at the Company's corporate headquarters.

     5.   EARLY TERMINATION.

          (a) Notwithstanding the provisions of Section 2 hereof, Executive may be discharged by the Company for Cause (as defined in Section 5(d) hereof), in which event the Period of Employment hereunder shall cease and terminate and the Company shall have no further obligations or duties under this Agreement, except for obligations accrued under Section 4 at the date of termination. In addition, the Period of Employment shall cease and terminate upon the earliest to occur of the following events: (i) the death of Executive or (ii) at the election of the Board of Directors (subject to the Americans With Disabilities
Act), the inability of Executive by reason of physical or mental disability to continue the proper performance of his duties hereunder for a period of 180 consecutive days. Upon termination of the Period of Employment pursuant to the preceding sentence, the Company shall continue to pay to Executive or his estate, as the case may be, the entire compensation otherwise payable to him under Section 4(a) hereof for two years. (b) In the event Executive is discharged by the Company other than for Cause (as defined in Section 5(d) hereof) or other than pursuant to Section 5(a) hereof by reason of physical or mental disability, Executive shall have no further obligations or duties under this Agreement; provided, however, that Executive shall continue to be bound by the provisions of Section 6 hereof if the Company performs its obligations under this Section 5(b). In the event of termination of the Period of Employment pursuant to the preceding sentence, the Company shall continue to pay Executive the entire compensation otherwise payable to him under the provisions of Section 4 hereof for the otherwise remaining Period of Employment without any duty on the part of Executive to mitigate such payments; provided, however, that if Executive should die prior to the end of such period, the provisions of Section 5(a) hereof shall be applicable as though Executive's employment hereunder had not been so terminated.

          (c) Notwithstanding Section 5(b) hereof, in the event that there is a Change in Control (as defined in Section 5(f) hereof), Executive shall have no further obligations or duties under this Agreement; provided, however, that Executive shall continue to be bound by the provisions of Section 6 hereof if the Company performs its obligations under this Section 5(c). In the event of termination of the Period of Employment pursuant to the preceding sentence, the Company shall, in addition to paying the obligations accrued under Section 4 at the date of termination, pay Executive, within 30 days of such termination, a cash severance payment, with no duty by Executive to mitigate such payment, in an amount equal to three times the annual base salary payable to Executive under Section 4(a) on the day before such termination, but not to exceed the amount that is deductible by the Company under the provisions of Code Section 280(G).

          (d) For purposes of this Section 5, the term "Cause" shall mean (i) conviction of a felony, (ii) embezzlement or misappropriation of funds or property of the Company or any of its Affiliates, (iii) Executive's consistent refusal to substantially perform, or willful misconduct in the substantial performance of, his duties and obligations hereunder; or (iv) Executive's

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engaging in activity that the Board of Directors determines in its reasonable judgment would result in the suspension or revocation of any video lottery, parimutuel, or other gaming license or permit held by the Company or any of its subsidiaries.

          (e) For purposes of this Section 5, the term "Good Reason" shall mean (i) the assignment to Executive of any duties or responsibilities which in the reasonable judgment of Executive are inconsistent in any respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3, or any other action by the Company which in the reasonable judgment of Executive results in a substantial diminishment in such position, authority, duties or responsibilities; (ii) the Company's requiring relocation of Executive, without his prior written consent, to a place of employment other than Ada, Michigan, except for travel reasonably required in the performance of Executive's responsibilities (it being understood that the Company's obligation to provide Working Facilities only at its corporate headquarters shall not constitute relocation for purposes of determining Good Reason); or (iii) the Company's failure to substantially comply with the provisions of Section 4 of this Agreement,

          (f) For purposes of this Section 5, the term "Change in Control" shall mean: (i) a change in control of a nature that would be required to be reported in response to Item 6(c) of Schedule 14A, as in effect on the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) any person, including a "group" as such term used in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding voting securities other than a person who was an officer or director of the Company on the date of this Agreement; or (iii) individuals who, as of the date hereof, constitute the Board of Directors ceasing for any reason to constitute at least a majority of the Board of Directors.

          (g) Upon the termination of the Executive's Period of Employment pursuant to Section 2 or Section 5 hereof, the Executive shall have the right to purchase from the Company the furnishings in the Executive's office for its then depreciated book value.

     6.   CONFIDENTIALITY AND NON-COMPETITION:

          (a) The Company and Executive acknowledge that the services to be performed by Executive under this Agreement are unique and extraordinary and, as a result of such employment, Executive will be in possession of confidential information and trade secrets (collectively, "Confidential Material") relating to the business practices of the Company and its affiliates. Executive agrees that he will not, directly or indirectly, (i) disclose to any other person or entity either during or after his employment by the Company or (ii) use, except during his employment by the Company in the business and for the benefit of the Company or any of its affiliates, any Confidential Material acquired by Executive during his employment by the Company, without the prior written consent of the Company or otherwise than as required by law or any rule or regulation of any federal or state authority. Upon termination of his employment with the Company for any reason, Executive

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agrees to return to the Company all tangible manifestations of Confidential
Materials and all copies thereof. All programs, ideas, strategies approaches, practices or inventions created, developed, obtained or conceived of by Executive prior to or during the term of his engagement by the Company, shall be owned by and belong exclusively to the Company, provided that they are related in any manner to its business or that of any of its Affiliates. Executive shall (i) promptly disclose all such programs, ideas, strategies, approaches, practices, inventions or business opportunities to the Company, and (ii) execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such items.

          (a) NOTICES. Any notice or other communication required or permitted to be given hereunder shall be made in writing and shall be delivered in person, by facsimile transmission or mailed by prepaid registered or certified mail, return receipt requested, addressed to the parties at the address stated above or to such other address as either party shall have furnished in writing in accordance with this Section. Such notices or communications shall be effective upon delivery if delivered in person or by facsimile and either upon actual receipt or three (3) days after mailing, whichever is earlier, if delivered by mail.

          (b) PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of Executive, and it shall be binding upon and inure to the benefit of the Company and any corporation succeeding to all or substantially all of the business and assets of the Company by merger, consolidation, purchase of assets or otherwise.

          (c) ARBITRATION. Any disputes arising under the terms of this Agreement shall be settled by binding arbitration between the parties in Hancock County, West Virginia in a proceeding held under the rules of the American Arbitration Association. In such proceeding, each party shall choose one arbitrator and the two so chosen shall choose a third arbitrator. The vote of two of the arbitrators shall be sufficient to determine an award.

          (d) ENTIRE AGREEMENT. The May 10 Agreement having been canceled as of the date of this Agreement, this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

          (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the choice of law or conflicts of laws rules and laws of such jurisdiction.

          (f) SEVERABILITY. In the event that any term or condition contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as

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if such invalid or illegal or unenforceable term or condition had never been contained herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                MTR GAMING GROUP, INC.



/S/ EDSON R. ARNEAULT           By:/S/ THOMAS K. RUSSELL
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Edson R. Arneault                  Thomas K. Russell, Secretary